Exhibit 10.24

LETTER OF AMENDMENT OF THE AMENDED AND RESTATED JOINT DEVELOPMENT AGREEMENT

WHEREAS, an Amended and Restated Joint Development Agreement (the “Agreement”) was made and entered into on January 12, 2009, (the “Effective Date”) by and between Animas Corporation, a Delaware Corporation, having a principal place of business at 200 Lawrence Drive, West Chester, PA 19380 (“Animas”) and DexCom, Inc., a Delaware corporation, having a principal place of business at 6340 Sequence Drive, San Diego, CA 92121 (“DexCom”), hereinafter and collectively referred to as the “Parties”. This Letter of Amendment supplements the Amended and Restated Joint Development Agreement dated January 12, 2009 by and between Animas and DexCom and supersedes any term of the Amended and Restated Joint Development Agreement inconsistent with any term recited herein, with the remainder of the Agreement remaining in full force and effect; and

WHEREAS, pursuant to Paragraph 14.7 of the Agreement, the Parties mutually agree to amend the Agreement by modifying the terms recited hereinafter, as follows.

1) The Parties agree to amend the Agreement by including Schedule E, attached hereto, and which sets forth the technical specifications of a transmitting device and receiving device for permitting communications between the Sensor and the Integrated System via wireless telemetry.

2) The Parties agree to amend the Agreement by adding the following definition under Section 1:

1.21.	“Hybrid Transmitter” shall mean a transmitting device and receiving device as defined by the technical description and specifications set forth herein as Schedule E.

3) The Parties agree to amend or add the following paragraphs to read as follows:

2.1.2	Milestone Payment. Animas shall pay to DexCom One Million Dollars ($1,000,000) within ten (10) calendar days of the Steering Committee’s receipt of a Completion Report from DexCom that establishes DexCom’s achievement of Performance Qualification, in accordance with DexCom’s Quality System, of a manufacturing line for producing the Hybrid Transmitter, as substantially set forth in Schedule E, such report to be signed by DexCom’s Senior Vice President of Clinical & Regulatory Affairs and Quality Assurance or an equivalent executive officer of the company.

Animas shall pay to DexCom Four Million Dollars ($4,000,000) within ten (10) calendar days of the earlier of receipt of a CE mark for the first commercializable OUS product, or by agreement of the Steering Committee, which payment shall be non-refundable and non-creditable.

***** CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

2.1.3	Future Technologies. Animas, at its sole discretion, shall have the option to employ any future generation Sensor and/or Transmitter technology developed by DexCom in an Integrated System. Animas shall offset at least a portion of any documented, actual development costs incurred by DexCom in adapting said future generation Sensor and/or Transmitter technology into an Enabled Pump. The Steering Committee shall determine the amount of said offset. If the Steering Committee is unable to reach agreement on the amount of said offset, the offset shall be the documented, actual cost incurred by DexCom.

2.1.4	Integrated System Firmware. Within [*****] from the first commercial sale of a future generation of Sensor produced by DexCom that immediately succeeds the Sensor produced by DexCom as of the Effective Date (hereinafter, the “Fourth Generation Sensor”), Animas shall modify, upgrade, or otherwise cause to be enabled the firmware of the Integrated System to be compatible with the Fourth Generation Sensor.

5.1	Manufacturing Responsibility. DexCom will be wholly responsible for manufacturing Sensors and Transmitters, including the Hybrid Transmitter, for use with the Integrated System. DexCom shall be wholly responsible for making any and all capital investment to support manufacturing the Hybrid Transmitter and the creation of an SKU. Animas will be wholly responsible for manufacturing insulin pumps capable of displaying data received from a DexCom Sensor for use in the Integrated System.

7.2.4	Notwithstanding the foregoing, the parties agree that DexCom shall own all right, title and interest in all New Technology (including all patent, copyright, trade-secret and other intellectual property rights therein) relating to the Hybrid Transmitter for use in communication with a continuous glucose monitor that personnel of Animas and DexCom (including third parties working on each party’s behalf) jointly create and Animas hereby irrevocably assigns to DexCom all right, title and interest worldwide in and to any New Technology (including all patent, copyright, trade-secret and other intellectual property rights therein) relating to the Hybrid Transmitter for use in communication with a continuous glucose monitor.

Within ten (10) days of the Effective Date of this Letter of Amendment, Animas shall provide DexCom with all documentation, schematics, or other information available in written, electronic, or printed form that describes or illustrates the Hybrid Transmitter as substantially shown in Schedule E. Animas does not make any claim of right, title, or interest in, and to the extent any arises by operation of law hereby irrevocably assigns to DexCom such right, title and interest worldwide in and to, any aspect of the [*****], DexCom’s current [*****] transmitter, or any interface thereto, or any technology that includes or was derived from proprietary, non-public information, know-how, or intellectual property provided to Animas from DexCom.

IN WITNESS WHEREOF, the parties hereto have caused this Letter of Amendment to be signed by duly authorized officers or representatives as of the date first above written.

DEXCOM, INC.		ANIMAS CORPORATION

By:	/s/ Steven R. Pacelli	By:	/s/ Eric Schwartz

Print Name:	Steven R. Pacelli	Print Name:	Eric Schwartz

Title:	Chief Administrative Officer	Title:	V.P. & General Counsel

Date:	July 30, 2009	Date:	July 30, 2009

***** CERTAIN INFORMATION WITHIN THIS EXHIBIT HAS BEEN OMITTED AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS

SCHEDULE E

HYBRID TRANSMITTER

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